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                                                                    Exhibit 99.1

           DELTA AIR LINES STRENGTHENS DOMESTIC HUBS, OFFERS CUSTOMERS
                 MORE INTERNATIONAL CHOICES WITH WINTER SCHEDULE

     ATLANTA, Sept. 7, 2005 - Delta Air Lines (NYSE: DAL) will accelerate the pace of its transformation through changes to its winter schedule that realign service at domestic hubs to be more efficient, shift capacity from domestic routes to meet growing international demand, and reduce fleet complexity by accelerating plans to retire inefficient aircraft.

     "Today, we are announcing the latest in a series of integrated improvements to further strengthen our network by continuing to right-size our hubs, increase international flying and simplify our fleet - all key components of our transformation plan," said Jim Whitehurst, Chief Operating Officer. "Together with earlier, major initiatives such as de-hubbing Dallas/Fort Worth, introducing SimpliFares(TM) and expanding point-to-point flying, these changes complement the service customers have come to expect from the world's second-largest airline in terms of passengers carried, while stepping up the pace of our customer-focused transformation."

     REALIGNING DOMESTIC HUBS

     Effective Dec. 1, Delta will right-size operations at its second-largest hub at Cincinnati-Northern Kentucky International Airport to better match service to local passenger demand and optimize the balance of local and connecting traffic. With the changes, Delta will reduce mainline and Delta Connection carrier capacity by 26 percent, while boosting the percentage of local traffic from 36 to nearly 50 percent - well in line with other Delta and competitor hubs.

     Additionally, Delta will replace service in nine markets currently served non-stop from Cincinnati by Delta Connection carriers ASA and Comair with connecting service through the Atlanta hub.

     "In keeping with our customer-focused commitment, these scheduling improvements will have virtually no effect on the services the traveling public has come to expect from us as the No. 1 airline in the Cincinnati market. By consolidating flights into fewer flight banks and reducing flights in off-peak hours, we will increase customer choice during preferred travel times." Whitehurst said. "Importantly, as an international gateway, the Cincinnati area also will retain the international service its customers enjoy to eight non-stop destinations in Canada, Mexico, Europe and the Caribbean, and its status as one of the country's top 10 airline hubs."

     Additionally, from the Atlanta and Salt Lake City hubs, Delta is expanding service to regional business destinations with new non-stop flights to 20 destinations, including between Salt Lake City and Columbus, Ohio, and between Atlanta and Bloomington and Moline, Ill.

     And for leisure customers, Delta will add more flights to Hawaii with the first non-stop service between Atlanta and Maui, complementing existing non-stop flights to Honolulu and planned one-stop service to Kona via Salt Lake City (effective Dec. 1). The new Atlanta-Maui route begins Dec. 16 and brings to 11 the number of daily Delta round-trip departures between the U.S. mainland and Hawaii.

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     INCREASING SERVICE TO INTERNATIONAL DESTINATIONS

     With the fall and winter schedule, customers throughout Delta's global network will enjoy new or expanded service to 41 international destinations. New destinations served from Atlanta will include: Managua, Nicaragua (Dec. 15); Puerto Vallarta, Mexico (Dec. 15); Antigua (Dec. 18); San Pedro Sula, Honduras (March 1, 2006); Roatan, Honduras (March 4, 2006); and Dusseldorf, Germany (April 3, 2006). On Dec. 1, Delta also will increase by two the number of daily flights between Atlanta and Cancun, Mexico, and expand to daily existing weekend-only service between Cincinnati and Montego Bay, Jamaica. Service to Latin America markets is subject to appropriate government operating approvals.

     Delta's upcoming international expansion adds to the 21 new international routes introduced or announced since Jan. 1, 2005, including New York (JFK) to Chennai, India (via Paris); New York (JFK) to Berlin, Germany; Atlanta to Moscow; New York (JFK) and Atlanta to Santo Domingo, Dominican Republic; Atlanta to Barbados; and Salt Lake City to Puerto Vallarta, Mexico.

     These schedule enhancements maintain Delta's position as the leading U.S. carrier across the Atlantic and the No. 3 carrier to Latin America and the Caribbean.

     INCREASING EFFICIENCIES THROUGH FLEET SIMPLIFICATION

     Part of Delta's ongoing transformation calls for the simplification of its fleet by up to four types in approximately four years to reduce fleet complexity, increase fuel efficiency and reduce capacity on routes where Delta offers more seats than necessary to meet customer demand.

     Beginning this month, Delta will accelerate the removal from service of its Boeing 767-200 aircraft type - the least efficient wide-body aircraft in its fleet. These aircraft are scheduled to be removed from service by Dec. 1 2005, with the majority to be sold to ABX Air, Inc., through a transaction announced separately today.

     Delta Air Lines is the world's second-largest airline in terms of passengers carried and the leading U.S. carrier across the Atlantic, offering daily flights to 487 destinations in 88 countries on Delta, Song, Delta Shuttle, the Delta Connection carriers and its worldwide partners. Delta's marketing alliances allow customers to earn and redeem frequent flier miles on more than 14,000 flights offered by SkyTeam carriers and other airline partners. Delta is a founding member of SkyTeam, a global airline alliance that provides customers with extensive worldwide destinations, flights and services. For more information, please visit DELTA.COM.

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STATEMENTS IN THIS NEWS RELEASE THAT ARE NOT HISTORICAL FACTS, INCLUDING
STATEMENTS REGARDING DELTA'S ESTIMATES, BELIEFS, EXPECTATIONS, INTENTIONS, STRATEGIES OR PROJECTIONS, MAY BE "FORWARD-LOOKING STATEMENTS" AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL FORWARD-LOOKING STATEMENTS INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE ESTIMATES, BELIEFS, EXPECTATIONS, INTENTIONS, STRATEGIES AND PROJECTIONS REFLECTED IN OR SUGGESTED BY THE FORWARD-LOOKING STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, OUR ABILITY TO OUR ABILITY TO MAINTAIN ADEQUATE LIQUIDITY, THE POSSIBLE IMPOSITION OF A SIGNIFICANT RESERVE OR HOLDBACK UNDER OUR CREDIT CARD PROCESSING AGREEMENTS, OUR ABILITY TO COMPLY WITH FINANCIAL COVENANTS IN OUR LOAN AGREEMENTS, OUR DEBT AND PENSION PLAN FUNDING OBLIGATIONS, THE COST OF AIRCRAFT FUEL, PILOT EARLY RETIREMENTS, THE EFFECT OF CREDIT RATINGS DOWNGRADES, INTERRUPTIONS OR DISRUPTIONS IN SERVICE AT ONE OF OUR HUB AIRPORTS, OUR INCREASING DEPENDENCE ON TECHNOLOGY IN OUR OPERATIONS, LABOR ISSUES, RESTRUCTURINGS BY COMPETITORS, THE EFFECTS OF TERRORIST ATTACKS AND COMPETITIVE CONDITIONS IN THE AIRLINE INDUSTRY. ADDITIONAL INFORMATION CONCERNING RISKS AND UNCERTAINTIES THAT COULD CAUSE DIFFERENCES

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BETWEEN ACTUAL RESULTS AND FORWARD-LOOKING STATEMENTS IS CONTAINED IN DELTA'S
SECURITIES AND EXCHANGE COMMISSION FILINGS, INCLUDING ITS FORM 10-Q, FILED WITH THE COMMISSION ON AUGUST 15, 2005. CAUTION SHOULD BE TAKEN NOT TO PLACE UNDUE RELIANCE ON DELTA'S FORWARD-LOOKING STATEMENTS, WHICH REPRESENT DELTA'S VIEWS ONLY AS OF SEPTEMBER 7, 2005, AND WHICH DELTA HAS NO CURRENT INTENTION TO UPDATE.